 As filed with the Securities and Exchange Commission on August 15, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYRA HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	7361	85-4027995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1119 Keystone Way N. #201

Carmel, IN 46032

(463) 345-8950

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Deepika Vuppalanchi

Chief Executive Officer

Syra Health Corp.

1119 Keystone Way N. #201

Carmel, IN 46032

(463) 345-8950

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653-8700	Rick A. Werner, Esq. Alok A. Choksi, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Telephone: (212) 659-7300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 15, 2024

Up to 3,787,878 Shares of Class A Common Stock

Up to 3,787,878 Series A Warrants to Purchase up to 3,787,878 Shares of Class A Common Stock

Up to 3,787,878 Series B Warrants to Purchase up to 3,787,878 Shares of Class A Common Stock

Up to 3,787,878 Pre-Funded Warrants to Purchase up to 3,787,878 Shares of Class A Common Stock

Up to 189,393 Placement Agent Warrants to Purchase up to 189,393 Shares of Class A Common Stock

Up to 11,553,027 Shares of Class A Common Stock Underlying the Series A Warrants, Series B Warrants, Pre-Funded Warrants and Placement Agent Warrants

Syra Health Corp.

We are offering up to 3,787,878 shares of our Class A common stock, $0.001 par value per share (“Class A Common Stock”), together with Series A common stock purchase warrants to purchase up to 3,787,878 shares of Class A Common Stock (“Series A Warrants”) and Series B common stock purchase warrants to purchase up to 3,787,878 shares of Class A Common Stock (“Series B Warrants”). Each share of our Class A Common Stock, or a Pre-Funded Warrant (as defined herein) in lieu thereof (as described below), is being sold together with one Series A Warrant and one Series B Warrant each to purchase one share of Class A Common Stock. The shares of Class A Common Stock, Series A Warrants and Series B Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The assumed combined public offering price for each share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant is $1.32, which was the closing price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024. Each Series A Warrant will have an exercise price of $          per share of Class A Common Stock and will be exercisable immediately. Each Series B Warrant will have an exercise price of $           per share of Class A Common Stock and will be exercisable immediately. The Series A Warrants will expire on the            anniversary of the date of issuance and the Series B Warrants will expire on the            anniversary of the date of issuance.

We are also offering to each purchaser whose purchase of shares of our Class A Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Class A Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of Class A Common Stock (“Pre-Funded Warrants”) in lieu of shares of Class A Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Class A Common Stock and will be immediately exercisable upon issuance and will expire when exercised in full. The purchase price of each Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant will equal the price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant being sold to the public, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share of Class A Common Stock. The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant that we sell, the number of shares of our Class A Common Stock that we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of Class A Common Stock issuable upon exercise of any Series A Warrant, Series B Warrant, and Pre-Funded Warrant sold in this offering. Because we will issue a Series A Warrant and a Series B Warrant for each share of our Class A Common Stock and each Pre-Funded Warrant to purchase one share of our Class A Common Stock sold in this offering, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Class A Common Stock and Pre-Funded Warrants sold.

This offering will terminate on          , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share of Class A Common Stock (or Pre-Funded Warrant in lieu thereof) and accompanying Series A Warrant and Series B Warrant will be fixed for the duration of this offering.

Our Class A Common Stock is listed on The Nasdaq Capital Market under the symbol “SYRA”. We have not applied, and do not intend to apply, to list the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants on The Nasdaq Capital Market or on any securities exchange or other trading market. On August 14, 2024, the closing price of our Class A Common Stock on The Nasdaq Capital Market was $1.32 per share. The public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant and any Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant, as the case may be, will be determined by us at the time of pricing, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the final public offering price.

We have engaged Rodman & Renshaw LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. We expect this offering to be completed within one business day following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment upon receipt of investor funds received by us. Accordingly, there is no arrangement to receive or place investor funds in an escrow, trust or any similar account. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 23 of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company”. Please see “JOBS Act” and “Implications of Being a Smaller Reporting Company” on page 5 of this prospectus for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 9 and under similar headings in the other documents that are incorporated by reference into this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Class A Common Stock and Accompanying Series A Warrant and Series B Warrant(1)	Per Pre-Funded Warrant and Accompanying Series A Warrant and Series B Warrant(1)	Total
Public offering price	$	$	$
Placement Agent Fees(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1)	Based on an assumed combined public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, or in the case of Pre-Funded Warrants, $1.319 per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant. The actual public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant or Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant, as the case may be, will be determined by the Company, Placement Agent and the investors in this offering and may be a discount to the market price of the Company’s Class A Common Stock.

(2)

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering for investors introduced to us by the Placement Agent and a cash fee equal to 3.0% of the aggregate gross proceeds raised in this offering from certain investors with whom we have a pre-existing relationship. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering and to reimburse the Placement Agent for certain of its offering related expenses, including reimbursement for legal fees and expenses in the amount of up to $100,000, and for its clearing expenses in an amount not to exceed $15,950. In addition, we have agreed to issue the Placement Agent or its designees warrants to purchase a number of shares of Class A Common Stock equal to 5.0% of the number of the shares of Class A Common Stock sold in this offering (including the shares of Class A Common Stock issuable upon the exercise of the Pre-Funded Warrants), at an exercise price of $1.65 per share of Class A Common Stock, which represents 125% of the assumed public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant (“Placement Agent Warrants”). For a description of the compensation to be received by the Placement Agent, see “Plan of Distribution” starting on page 23 for more information.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery to purchasers of the securities against payment is expected to be made on or about                   , 2024, subject to satisfaction of customary closing conditions.

The date of this prospectus is                  , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”). We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should carefully read this prospectus as well as additional information described under “Incorporation of Documents by Reference,” before deciding to invest in our securities.

Neither we nor the Placement Agent have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus and any related free writing prospectus filed with the SEC. Therefore, you should rely only on information contained in this prospectus, any related free writing prospectus and the documents incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Placement Agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any related free writing prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of such documents or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of our securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference—the statement in the document having the later date modifies or supersedes the earlier statement.

The information incorporated by reference or provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

We may own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions. Solely for convenience, the trademarks, service marks, logos and trade names referred to that are included in this prospectus or incorporated by reference herein are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus and the information incorporated by reference herein contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus or incorporated by reference herein are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

For investors outside the United States: We and the Placement Agent have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference are forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference are only predictions. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;
●	our estimates regarding expenses, future revenues and capital requirements;
●	our ability to continue as a going concern;
●	our need to raise substantial additional capital to fund our operations;
●	our ability to compete in the healthcare industry;
●	the timing, cost and success or failure of new product and service introductions, development and product upgrade releases;
●	competitive pressures including offerings and pricing;
●	our ability to establish and maintain strategic relationships;
●	undetected errors or similar problems in our software products;
●	compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry;
●	the possibility of services-related liabilities;
●	our ability to obtain, maintain and protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;
●	our reliance on third-party content providers;
●	the success of competing products or services that are or become available;
●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel; and
●	the successful development of our sales and marketing capabilities.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” as well as other risks and factors identified from time to time in our SEC filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

You should read this prospectus and the documents that we have incorporated by reference into this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Syra,” or “the Company” refer to Syra Health Corp.

-ii-

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” the information included in any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a healthcare services company promoting preventative health, holistic wellness, health education, and equitable healthcare for all patient demographics. We leverage deep scientific and healthcare expertise to create strategic frameworks and develop patient-centric solutions for the betterment of patient lives and health outcome linked to developing a healthier population. We provide comprehensive end-to-end solutions in behavioral and mental health, population health, digital health, health education and healthcare workforce. Our offerings are centered on prevention, improved access, and affordable care. Our goal is to supply our solutions to payers, providers, life sciences organizations, academic institutions, and the government.

Our Services

Behavioral and Mental Health

Mental health concerns are rapidly growing on a global scale, yet the shortage of mental health professionals and access to treatment is leaving millions of people without access to mental health resources. We strongly believe in behavioral and mental health equity and our mission is to provide solutions that help improve health care and provide access to all populations, regardless of race, ethnicity, gender, socioeconomic status, sexual orientation, or geographic location. With our specialized services, we believe that we can help solve the behavioral and mental health needs of various organizations, including health organizations, large employers, and schools.

Syrenity is a comprehensive mental health application that is aimed at providing preventative care and interventions for behavioral and mental health and will utilize an artificial intelligence-driven user diary for engagement. Syrenity is being designed to identify and prevent the progression of negative factors that can influence individuals’ mental health, by offering targeted assignments, education, monitoring symptoms, and providing timely interventions such as cognitive behavioral therapy and mindfulness techniques. Syrenity will enable users to connect with licensed mental health professionals, will allow users to schedule virtual consultations with psychologists, psychiatrists, or mental health coaches, eliminating the need for in-person visits and will provide education resources to help users understand their mental health concerns and learn coping strategies. We intend to launch Syrenity in the third quarter of 2024.

Digital Health

We use digital health to bring innovation into the healthcare practice. Our goal is to transform patient care and engagement by connecting physicians, patients, caregivers, payers, and other key stakeholders through healthcare digital platforms. We are developing digital and cloud-based platforms to help improve cost savings through the automation of health operations, which also provide clinical insights that personalize care and improve patient satisfaction. Our solutions will include digital transformation, cloud and security, artificial intelligence, patient engagement, and health apps. Within our digital health service line, we intend to offer SyraBot a chatbot designed to foster connectivity and engagement throughout individuals’ care journeys, offering members round-the-clock access to necessary information via our AI-powered customer support chat system), CarePlus (an electronic medical records solution designed for small to mid-sized healthcare organization) and patient engagement and education services.

Population Health

We define population health services as the process of assessing and analyzing healthcare and its delivery to create improvement for a population of individuals. We are developing end-to-end solutions and strategies to improve quality of care, access to care, health outcomes, and healthcare policies. We believe that our solutions will assist individuals in reaching their full health potential through preventative care, care coordination and patient engagement. Our team of service providers includes health economists, public health experts, subject matter experts, data scientists, and biostatisticians who apply advanced health analytics to real-world data to provide meaningful insights to improve quality of clinical care and understand patterns and trends around diagnosis, treatment, and continued care. We believe our team helps stratify health risks based on social determinants of health, predict utilization of resources and health care costs, identify patient-level interventions, and recommend population-level strategies. Within our population health service line we offer the following services: analytics as a service, epidemiology, and health equity analytics solutions.

Health Education Services

We believe that one of the main drivers of the healthcare education solutions market is the need to address challenges in the healthcare industry through effective and innovative medical and scientific training. With evolving healthcare technology, healthcare professionals must be knowledgeable with respect to various patient-care approaches to make better informed clinical decisions and assure patient satisfaction. We believe that targeted and continuous healthcare education solutions are needed to help healthcare professionals improve their competency, improve health equality and incorporate innovative and new therapeutic options into practice to improve overall patient care quality. Therefore, we aim to provide medical education solutions to pharmaceutical and medical device manufacturers, biotechnology companies, payers, large employers, academic institutions, and government agencies. Specifically, we develop medical education content to drive the organizational and strategic brand goals and vision of our clients. Our education outreach plan utilizes omnichannel delivery approaches from a suite of solutions for in-person, virtual and hybrid arrangements, and our deliverables include traditional print and electronic formats. Some of our targeted education approaches include the utilization of artificial intelligence tools to provide real-time information to customers. Within our health education service line we offer the following services: medical communications, patient education, and healthcare training.

Healthcare Workforce

Our healthcare workforce solutions are intended to help evaluate the immediate and longitudinal workforce needs of our client’s organization. Using agile implementation staffing methodologies we make it seamless and cost-efficient to expand our client’s clinical personnel. We recruit experienced nurses and allied health professionals for long-term fixed contract positions at hospitals and healthcare facilities across the country. Other staffing positions that we recruit include care coordinators, specialists to fill healthcare management roles, healthcare educators, therapists, healthcare technicians and health plan specialists.

Growth Strategies

We hope to become a leader in clinical healthcare solutions by providing customized and comprehensive end-to-end solutions for our customers in the public and private healthcare sectors and expand our operations to other metropolitan areas. As we continue our expansion, we anticipate that our professional pool and infrastructure will grow to support the breadth and depth of our services. With our rapid growth of sales and business development teams, we intend to replicate our current projects with similar customers across the country. We plan to open offices in multiple geographical locations to support our sales and business development efforts and intend to invest in partnerships with subject matter experts to further enhance our service lines and provide real-world insights. In addition to organic efforts, we may expand our footprint by acquiring companies that offer similar service lines. It is anticipated that such companies will strengthen our current service offerings and may also include new services that we may offer to our clients. In December 2023, we launched our government solutions service line of business which positions us to work on federal government healthcare and related projects from several agencies such as the United States Department of Health and Human Services, the Centers for Disease Control and Prevention, the National Institutes of Health, the National Aeronautics and Space Administration and the United States Department of Defense.

Risks Associated with Our Business

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors but these risks are not the only ones we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors”, together with the other information in this prospectus and in the documents incorporated by reference herein. If any of the following risks actually occurs (or if any of those listed elsewhere or incorporated by reference into this prospectus occur), our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

Risks Related to Our Financial Position and Need for Additional Capital

●	Although we have generated approximately $3.7 million, $5.5 million and $5.6 million of revenues for the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022, respectively, our future profitability is uncertain.

●	We will require substantial additional funding and if we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our business.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Risks Related to Our Business and Industry

●	Our business strategy and future success depend on our ability to cross-sell our solutions.

●	If we are unable to successfully expand our sales force productivity, sales of our solutions and the growth of our business and financial performance could be harmed.

●	Our ability to generate revenue could suffer if we do not continue to update and improve our existing solutions and develop new ones.

●	Achieving market acceptance of new or updated solutions is necessary in order for them to become profitable and will likely require significant efforts and expenditures.

●	Our business would be adversely affected if we cannot obtain, process or distribute data we require to provide our solutions.

●	Disruptions in service or damages to our data or systems failures could have a material adverse impact on our business, results of operations or financial condition. In addition, breaches and failures of information technology systems and the sensitive information we transmit, use and store expose us to potential liability and reputational harm.

●	We rely on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems in providing certain of our solutions to our customers, and any failure or interruption in the services provided by these third parties or our own systems could expose us to litigation and negatively impact our relationships with customers, adversely affecting our brand and our business.

●	Failure by our customers to obtain proper permissions or provide us with accurate and appropriate information may result in claims against us or may limit or prevent our use of information, which could harm our business. Additionally, privacy concerns relating to our business could damage our reputation and deter current and potential customers from using our solutions.

●	Our independent content providers may fail to perform adequately or comply with laws, regulations or contractual covenants.

●	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

●	We may be liable for the misdiagnoses, mistreatment, injury or other harm to patients resulting from the use of data that we provide to health care providers, and any resulting claims could negatively impact our operating results and result in a decline in our stock price.

●	We depend on a small number of large customers and the loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Intellectual Property

●	The protection of our intellectual property requires substantial resources and protections of our proprietary rights may not be adequate.

Risks Related to Government Regulations

●	We are subject to federal and state healthcare industry regulation including conduct of operations, licensing, costs and payment for services and payment for referrals as well as laws regarding government contracting.

Risks Related to Our Class A Common Stock and this Offering

●	The dual-class structure of our common stock as contained in our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), has the effect of concentrating voting control with those stockholders who hold our Class B common stock. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Common Stock.

●	Our principal stockholders will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of our Company.

●	There is no public market for the Series A Warrants, Series B Warrants or Pre-Funded Warrants being offered in this offering. Holders of Series A Warrants, Series B Warrants and Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Class A Common Stock.

●	This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

●	We are selling a substantial number of shares of our Class A Common Stock in this offering, which could cause the price of our Class A Common Stock to decline.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in in Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were organized on November 20, 2020 as an Indiana corporation under the name Syra Health Corp. On March 11, 2022, we filed a Certificate of Conversion with the Delaware Secretary of State whereby we converted from an Indiana corporation to a Delaware corporation. Our principal executive offices are located at 1119 Keystone Way N. #201, Carmel, IN 46032 and our telephone number is (463) 345-8950. Our website address is www.syrahealth.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the Registration Statement of which it forms a part.

THE OFFERING

Class A Common Stock offered by us	Up to 3,787,878 shares of Class A Common Stock, based on an assumed combined public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, which is the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024, and assuming no sale of any Pre-Funded Warrants.

Pre-Funded Warrants offered by us	We are also offering to certain purchasers whose purchase of shares of Class A Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants to purchase shares of Class A Common Stock, in lieu of shares of Class A Common Stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Class A Common Stock. The purchase price of each Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant will equal the price at which the share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant are being sold to the public in this offering, minus $0.001 per share, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrant are exercised in full. This offering also relates to the shares of Class A Common Stock issuable upon exercise of any Pre-Funded Warrant sold in this offering. For each Pre-Funded Warrant we sell, the number of shares of Class A Common Stock we are offering will be decreased on a one-for-one basis. Because we will issue a Series A Warrant and Series B Warrant for each share of our Class A Common Stock and each Pre-Funded Warrant to purchase one share of our Class A Common Stock sold in this offering, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Class A Common Stock and Pre-Funded Warrant sold.

Warrants offered by us	Series A Warrants to purchase up to an aggregate of 3,787,878 shares of our Class A Common Stock and Series B Warrants to purchase up to an aggregate of 3,787,878 shares of our Class A Common Stock, based on an assumed public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, which is the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024. Each share of our Class A Common Stock and each Pre-Funded Warrant to purchase one share of our Class A Common Stock is being sold together with a Series A Warrant and Series B Warrant, each to purchase one share of our Class A Common Stock. Each Series A Warrant will have an exercise price of $ per share of Class A Common Stock (representing % of the price at which a share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant are sold to the public in this offering), will be immediately exercisable upon issuance and will expire on the anniversary of the original issuance date. Each Series B Warrant will have an exercise price of $ per share of Class A Common Stock (representing % of the price at which a share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant are sold to the public in this offering), will be immediately exercisable upon issuance and will expire on the anniversary of the original issuance date. Each Series A Warrant and Series B Warrant is exercisable for one share of Class A Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Class A Common Stock. The shares of Class A Common Stock and Pre-Funded Warrants, and the accompanying Series A Warrants and Series B Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of Class A Common Stock issuable upon exercise of the Series A Warrants, the Series B Warrants and the Placement Agent Warrants.

Class A Common stock outstanding immediately before this offering	5,769,087 shares of Class A Common Stock.

Class B Common Stock outstanding immediately before this offering	833,334 shares of Class B Common Stock.

Class A Common Stock to be outstanding after this offering(1)	9,556,965 shares of Class A Common Stock.

Class B Common Stock to be outstanding after this offering	833,334 shares of Class B Common Stock.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $4.3 million, at an assumed public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for marketing and sales, application development, research and development and for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary products, technologies or businesses, however, we have no current commitments or obligations to do so. See “Use of Proceeds” on page 13 for a more complete description of the intended use of proceeds from this offering.

Voting rights	We have two classes of common stock: Class A Common Stock and Class B common stock. Shares of our Class A Common Stock are entitled to one vote per share. Each share of our Class B common stock is entitled to 16.5 votes per share and is convertible at any time, at the option of the holder, into 10 shares of Class A Common Stock, or, subject to certain exceptions, will otherwise automatically convert into 10 shares of Class A Common Stock upon certain transfers or the death of the holder. Holders of our Class A Common Stock and Class B common stock will generally vote together as a single class, unless otherwise required by law or our Certificate of Incorporation. The holders of our outstanding Class B common stock will hold approximately % of the voting power of our outstanding capital stock following the completion of this offering (assuming we sell all of the shares of Class A Common Stock offered by this prospectus, no sale of any Pre-Funded Warrants and excluding shares of Class A Common Stock issuable upon exercise of the Series A Warrants and Series B Warrants issued in this offering), and will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Description of Securities” for additional information.

Lock-Up Agreements	We and all of our executive officers and directors have entered into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not, without the prior written approval of the Placement Agent, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for shares of Class A Common Stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 90 days after the closing date of this offering. For more information, see “Plan of Distribution.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 before deciding to invest in our securities.

Nasdaq Capital Market symbol

Our shares of Class A Common Stock are currently listed on The Nasdaq Capital Market under the symbol “SYRA”. There is no established trading market for the Series A Warrants, Series B Warrants or Pre-Funded Warrant, and we do not expect such trading markets to develop. We do not intend to list the Series A Warrants, Series B Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Warrants, Series B Warrants and Pre-Funded Warrants will be extremely limited.

(1)	The number of shares of our Class A Common Stock to be outstanding after this offering is based on 5,769,087 shares of our Class A Common Stock outstanding as of August 14, 2024, assumes no sale of any Pre-Funded Warrants and excludes as of such date:

●	8,333,340 shares of Class A Common Stock issuable upon conversion of our Class B common stock;

●	170,750 shares of Class A Common Stock issuable upon exercise of options at a weighted average exercise price of $1.82 per share;

●	1,629,561 shares of Class A Common Stock issuable upon exercise of warrants at weighted average exercise price of $6.38 per share;

●	830,917 shares of Class A common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

●	3,787,878 shares of our Class A Common Stock underlying the Series A Warrants issued as part of this offering;

●	3,787,878 shares of our Class A Common Stock underlying the Series B Warrants issued as part of this offering; and

●	189,393 shares of our Class A Common Stock underlying the Placement Agent Warrants issued in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, the other information set forth in this prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements”, together with the information and documents incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussions should be read in conjunction with our financial statements and the notes to the financial statements incorporated herein by reference.

Risks Related to Our Financial Position and Need for Additional Capital

Although we have generated approximately $3.7 million, $5.5 million and $5.6 million of revenues for the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022, respectively, our future profitability is uncertain.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development and expansion of a business enterprise. Our net losses were $2,837,306, $2,938,343, and $2,118,165 for the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022, respectively, and our accumulated deficit as of June 30, 2024 and December 31, 2023 and 2022 was $7,902,261, $5,064,955 and $2,126,612, respectively. If we are unable to achieve and maintain profitability, we may be unable to continue our operations.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm included in its opinion for the years ended December 31, 2023 and 2022 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures and generate significant revenue. Our financial statements as of December 31, 2023 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital.

We will require substantial additional funding and if we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our business.

Since our inception, we have not generated sufficient revenues from our operations to continue to fund the development and expansion of our business. To date, we have funded a significant portion of our operations through the sale of our equity securities. As of June 30, 2024 and December 31, 2023 and 2022, we had cash of $1,594,352, $3,280,075 and $3,344, respectively. We expect that our existing cash and cash from revenue will be sufficient to fund our current operations through at least 12 months from the date of the issuance of our financial statements for the quarter ended June 30, 2024; however, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other third-party funding or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or based upon specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products and services. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our stockholders. In addition, the future issuance of shares of Class B common stock may be dilutive to the holders of Class A Common Stock, particularly with respect to their voting power. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to make certain dividends, incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue our operations or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Risks Related to Government Regulations

We are subject to federal and state healthcare industry regulation including conduct of operations, licensing, costs and payment for services and payment for referrals as well as laws regarding government contracting.

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to conduct of operations, costs and payment for services and payment for referrals. For example, our marketing practices and financial relationships with healthcare providers are subject to state and federal healthcare fraud and abuse laws, such as the federal Anti-Kickback Statute, which may limit or restrict our financial arrangements and marketing practices with respect to clients, healthcare providers, and consumers.  Navigating this complex regulatory environment requires significant resources, and a failure to comply with these laws could subject us to significant civil or criminal penalties, exclusion from participation in government programs, and materially adversely affect our brand, results of operations, and cash flows.  In addition, in connection with our healthcare staffing services, we are subject to certain state licensing and registration requirements.  If we fail to obtain or maintain a required permit, license, or registration, we could be subject to fines or penalties, required to cease operations in the state, potential breach of contract claims, and reputational harm.  Further, we provide talent solutions on a contract basis to our clients, who pay us directly. Accordingly, Medicare, Medicaid and insurance reimbursement policy changes generally do not directly impact us. Nevertheless, reimbursement changes in government programs, particularly Medicare and Medicaid, can and do indirectly affect the demand and the prices paid for our services. For example, our clients could receive reduced or no reimbursements because of a change in the rates or conditions set by federal or state governments that would negatively affect the demand and the prices for our services. Moreover, our hospital, healthcare facility and physician practice group clients could suffer civil and criminal penalties, and be excluded from participating in Medicare, Medicaid and other healthcare programs for failure to comply with applicable laws and regulations that may negatively affect our profitability.

A portion of our hospital and healthcare facility clients are state and federal government agencies, where our ability to compete for new contracts and orders, and the profitability of these contracts and orders, may be affected by government legislation, regulation or policy. Additionally, in providing services to state and federal government clients and to clients who participate in state and federal programs, we are also subject to specific laws and regulations, which government agencies have broad latitude to enforce. If we were to be excluded from participation in these programs or should there be regulatory or policy changes or modification of application of existing regulations adverse to us, it would likely materially adversely affect our brand, business, results of operations and cash flows.

Risks Related to this Offering and our Class A Common Stock

Our principal stockholders will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the Company.

Deepika Vuppalanchi, our Chief Executive Officer, Sandeep Allam, our Chairman and President and Priya Prasad, our Chief Financial Officer, Chief Operating Officer and director, in the aggregate, beneficially own 79.0% of our Class B common stock and will beneficially own      % of our outstanding voting securities after this offering. These stockholders currently have, and likely will continue to have, significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing an acquisition of the Company or another significant corporate transaction.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increases the value of any investment in our securities or enhances stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of Class A Common Stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire products or licenses, commercialize our products and services, or continue our operations. See “Use of Proceeds” on page 13 for a more complete description of the intended use of proceeds from this offering.

The market price of our Class A Common Stock may be volatile and fluctuate substantially, which could result in substantial losses for holders of our Class A Common Stock.

The market price of our Class A Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	failure to successfully develop and commercialize our digital health platforms;

●	regulatory or legal developments in the United States;

●	changes in physician, hospital or healthcare provider practices that may make our solutions less useful;

●	inability to obtain additional funding;

●	failure to meet or exceed financial projections we provide to the public;

●	failure to meet or exceed the estimates and projections of the investment community;

●	changes in the market valuations of companies similar to ours;

●	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

●	additions or departures of key scientific or management personnel;

●	sales of our Class A Common Stock by us or our stockholders in the future;

●	trading volume of our Class A Common Stock;

●	general economic, industry and market conditions;

●	health epidemics and outbreaks, such as the COVID-19 pandemic, or other natural or manmade disasters which could significantly disrupt our operations; and

●	the other factors described in this “Risk Factors” section.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Common Stock will trade. In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. If there is extreme market volatility and trading patterns in our Class A Common Stock, it may create several risks for investors, including the following:

●	the market price of our Class A Common Stock may experience rapid and substantial increases or decreases unrelated to our actual or expected operating performance, financial condition or prospects, which may make it more difficult for prospective investors to assess the rapidly changing value of our Class A Common Stock;

●	if our future market capitalization reflects trading dynamics unrelated to our actual or expected operating performance, financial performance or prospects, purchasers of our Class A Common Stock could incur substantial losses as prices decline once the level of market volatility has abated; and

●	if the future market price of Class A Common Stock declines, investors may be unable to resell their shares at or above the price at which they acquired them. We cannot assure you that the market of our Class A Common Stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our Class A Common Stock, regardless of our actual operating performance. In addition, shares of our Class A Common Stock may be more thinly traded than securities of larger, more established healthcare services companies and, as a result of this lack of liquidity, sales of relatively small quantities of shares of our Class A Common Stock by our stockholders may disproportionately influence the price of our Class A Common Stock. The market price of our Class A Common Stock may decline below the public offering price, and you may lose some or all of your investment.

As the assumed public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Common Stock in this offering, you will pay more for your shares of Class A Common Stock than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid per share of Class A Common Stock. We expect the dilution as a result of the offering to be $0.70 per share to new investors purchasing our shares of Class A Common Stock and Series A Warrants and Series B Warrants in this offering. In addition, you will experience further dilution to the extent that we issue shares of our Class A Common Stock upon the exercise of any warrants, including the Series A Warrants, Series B Warrants, Pre-Funded Warrants and Placement Agent Warrants issued in this offering, or exercise of stock options under any stock incentive plans. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering

There is no public market for the Series A Warrants, Series B Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Series A Warrants, Series B Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants, Series B Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Series A Warrants, Series B Warrants and Pre-Funded Warrants will be limited.

Holders of Series A Warrants, Series B Warrants and Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Class A Common Stock.

Until holders of Series A Warrants, Series B Warrants and Pre-Funded Warrants acquire shares of our Class A Common Stock upon exercise of such warrants, holders of Series Warrants, Series B Warrants and Pre-Funded Warrants will have no rights with respect to the shares of our Class A Common Stock underlying such warrants. Upon exercise of the Series A Warrants, Series B Warrants and Pre-Funded Warrants, as applicable, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Series A Warrants, Series B Warrants and Pre-Funded Warrants are speculative in nature.

The Series A Warrants, Series B Warrants and Pre-Funded Warrants do not confer any rights of Class A Common Stock ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Class A Common Stock at a fixed price. Commencing on the date of issuance, holders of the Series A Warrants, Series B Warrants and Pre-Funded Warrants may exercise their right to acquire shares of Class A Common Stock and pay the stated exercise price per share.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into variable rate financings for six months from closing, subject to exceptions; (iii) agreement to not enter into any financings for 60 days from closing; and (iv) indemnification for breach of contract.

The Series A Warrants and Series B Warrants may not have value.

The Series A Warrants being offered by us in this offering have an exercise price of $               per share of Class A Common Stock, and expire on the                    anniversary from the date of issuance. The Series B Warrants being offered by us in this offering have an exercise price of $                per share of Class A Common Stock, and expire on the                   anniversary from the date of issuance. In the event that our Class A Common Stock does not exceed the exercise price of the Series A Warrants or Series B Warrants, as applicable, during the period when such warrants are exercisable, such warrants may not have any value.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We are selling a substantial number of shares of our Class A Common Stock in this offering, which could cause the price of our Class A Common Stock to decline.

In this offering, we are offering up to 3,787,878 shares of Class A Common Stock (assuming no purchase of Pre-Funded Warrants), Series A Warrants to purchase up to 3,787,878 shares of Class A Common Stock and Series B Warrants to purchase up to 3,787,878 shares of Class A Common Stock. The existence of the potential additional shares of our Class A Common Stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Class A Common Stock. We cannot predict the effect, if any, that market sales of those shares of Class A Common Stock or the availability of those shares of Class A Common Stock for sale will have on the market price of our Class A Common Stock.

We do not expect to pay dividends in the foreseeable future after this offering, and you must rely on price appreciation of your shares of Class A Common Stock for return on your investment.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

The dual-class structure of our common stock as contained in our Certificate of Incorporation has the effect of concentrating voting control with those stockholders who held our Class B common stock. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Common Stock.

Our Class B common stock has 16.5 votes per share, and our Class A Common Stock has one vote per share. As of August 14, 2024, there were 833,334 shares of our Class B common stock outstanding, representing             of our total voting securities outstanding. Such Class B holders shall continue to have voting control until they hold under 50.1% of the voting power of our outstanding capital stock, or approximately           shares of Class B common stock. In addition, because of the 16.5-to-1 voting ratio between our Class B common stock and Class A Common Stock, the holders of our Class B common stock could continue to control a majority of the combined voting power of our common stock and therefore control all matters submitted to our stockholders for approval until converted by our Class B common stockholders. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, such concentrated control may adversely affect the market price of our Class A Common Stock.

Future transfers by holders of Class B common stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions as specified in our Certificate of Incorporation, such as transfers to family members and certain transfers effected for estate planning purposes.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Common Stock.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Common Stock, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including those that are not listed or trading) in the hands of public stockholders.

In July 2017, S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. In October 2022, S&P Dow Jones announced that it will be conducting a consultation with market participants on the multiple share class eligibility methodology requirement via a survey that was closed on December 15, 2022. Effective April 17, 2023, all companies with multiple share class structures will be considered eligible candidates for addition to the S&P Composite 1500 and its component indices provided they meet all other eligibility criteria. Previously excluded tracking stocks will continue to be ineligible for the S&P Composite 1500 and its component indices. There is no immediate impact on the S&P Composite 1500 Index and its component indices as a result of this change because this change only impacts future eligible index candidates.

Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices. Additionally, MSCI announced that the securities of companies exhibiting unequal voting structures will be eligible for addition to the MSCI ACWI IMI and other relevant indexes effective March 1, 2019. Currently, MSCI offers the MSCI World Voting Rights-Adjusted Index. This index specifically includes voting rights in the weighting criteria and construction methodology and aims to better align constituent weights with economic rights and voting power, while continuing to represent the performance of a broad opportunity set.

Under such announced and implemented policies, the dual-class structure of our common stock would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Common Stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our common stock, we will likely be excluded from certain indices and we cannot assure you that other stock indices (including Nasdaq) will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common Stock less attractive to other investors. As a result, the market price of our Class A Common Stock could be adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our securities in this offering will be approximately $4.3 million, based on an assumed combined public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024, after deducting Placement Agent fees and estimated offering expenses payable by us.

The foregoing discussion assumes no sale of Pre-Funded Warrants, which if sold, would reduce the number of shares of Class A Common Stock that we are offering on a one-for-one basis.

We intend to use the net proceeds from this offering for marketing and sales, application development, research and development and for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary products, technologies or businesses, however, we have no current commitments or obligations to do so. In the ordinary course of our business, we expect to, from time to time, evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities; however, we currently do not have any agreements, arrangements, or commitments with respect to any potential acquisition, investment or license.

A $0.10 increase or decrease in the assumed public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant would increase or decrease the net proceeds from this offering by approximately $0.4 million, assuming that the number of shares of Class A Common Stock and accompanying Series A Warrants and Series B Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, no exercise of the Series A Warrants or Series B Warrants or sale of the Pre-Funded Warrants, and after deducting Placement Agent fees and certain other compensation to the Placement Agent.

An increase (decrease) of 1.0 million shares in the number of shares of Class A Common Stock offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds from this offering by approximately $0.9 million ($1.2 million), assuming no change in the assumed public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, no exercise of the Series A Warrants or Series B Warrants or sale of the Pre-Funded Warrants, and after deducting Placement Agent fees and certain other compensation to the Placement Agent.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. Predicting the cost necessary to develop our products and services can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per share of our Class A Common Stock and the as adjusted net tangible book value per share of our Class A Common Stock immediately after this offering.

As June 30, 2024, we had a historical net tangible book value of $2,092,270, or $0.32 per share of common stock, based on 6,602,421 shares of common stock outstanding at June 30, 2024. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at June 30, 2024, divided by the number of shares of Class A and B common stock outstanding at June 30, 2024.

After giving effect to the sale of shares of Class A Common Stock and accompanying Series A Warrants and Series B Warrants in this offering at an assumed combined public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024 and after deducting the Placement Agent fees and estimated offering expenses payable by us, excluding the proceeds, if any, from the cash exercise of the Series A Warrants, Series B Warrants or Placement Agent Warrants issued in this offering, and assuming no sale of Pre-Funded Warrants in this offering, our as adjusted net tangible book value at June 30, 2024 would have been $6.4 million, or $0.62 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.30 per share to existing stockholders and immediate dilution of $0.70 per share to new investors purchasing securities in this offering. The final public offering price will be determined through negotiation between us, the Placement Agent and the investors in the offering and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final public offering price.

The following table illustrates this dilution on a per share basis:

Assumed combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant		$1.32
Net tangible book value (deficit) per share of common stock as of June 30, 2024	$0.32
Increase in net tangible book value per share of common stock attributable to new investors	0.30
As adjusted net tangible book value per share immediately after this offering	0.62

Dilution per share to new investors in this offering		$0.70

A $0.10 increase (decrease) in the assumed combined public offering price of $1.32 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, which was the closing price of our Class A Common Stock on The Nasdaq Capital Market on August 14, 2024, would increase (decrease) our as adjusted net tangible book value after this offering by $0.03 or $(0.04) per share of common stock and the dilution to new investors purchasing Class A Common Stock in this offering by $0.03 or $(0.04) per share of common stock, assuming that the number of shares of Class A Common Stock and accompanying Series A Warrants and Series B Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, no exercise of the Series A Warrants or Series B Warrants or sale of the Pre-Funded Warrants, and after deducting Placement Agent fees and estimated offering expenses payable by us. An increase (decrease) of 1.0 million shares in the number of shares of Class A Common Stock and accompanying Series A Warrants and Series B Warrants offered by us, as set forth on the cover page of this prospectus, would increase (decrease) our as adjusted net tangible book value after this offering by $0.11 or $(0.12) per share of common stock and increase (decrease) the dilution to new investors purchasing Class A Common Stock in this offering by $0.11 or $(0.12) per share of common stock, assuming no change in the assumed combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, exercise of the Series A Warrants or Series B Warrants or sale of the Pre-Funded Warrants, and after deducting Placement Agent fees and estimated offering expenses payable by us.

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 5,769,087 shares of our Class A Common Stock outstanding as of June 30, 2024, assumes no sale of any Pre-Funded Warrants and excludes as of such date:

●	8,333,340 shares of Class A Common Stock issuable upon conversion of our Class B common stock;

●	160,750 shares of Class A Common Stock issuable upon exercise of options at a weighted average exercise price of $1.85 per share;

●	1,629,561 shares of Class A Common Stock issuable upon exercise of warrants at weighted average exercise price of $6.38 per share;

●	830,917 shares of Class A common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

●	3,787,878 shares of our Class A Common Stock underlying the Series A Warrants issued as part of this offering;

●	3,787,878 shares of our Class A Common Stock underlying the Series B Warrants issued as part of this offering; and

●	189,393 shares of our Class A Common Stock underlying the Placement Agent Warrants issued in this offering.

To the extent that stock options or warrants are exercised, new stock options are issued under our equity incentive plan, or we issue additional common stock or common stock equivalents in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of August 14, 2024 by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current and proposed directors and named executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Class A Common Stock that may be acquired by an individual or group within 60 days of August 14, 2024, pursuant to the exercise of options or warrants or conversion of Class B common stock, preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 5,769,087 and 833,334 shares of Class A Common Stock and Class B common stock issued and outstanding, respectively, as of August 14, 2024.

	Shares of Common Stock Beneficially Owned Prior to Offering					% of Total
Name of	Class A			Class B		Voting
Beneficial Owner	Shares		%	Shares(1)%		Power (2)
Directors and Executive Officer:
Deepika Vuppalanchi	5,226	(3)	*	250,000	30.0%	21.2%
Sandeep Allam	8,530	(4)	*	233,334	28.0%	19.8%
Priya Prasad	7,392	(5)	*	175,000	21.0%	14.8%
Sherron Rogers	2,500	(6)	*	-	-	*
Andrew M. Dahlem	2,500	(6)	*	-	-	*
Vijayapal R. Reddy	2,500	(6)	*	-	-	*
Ketan Paranjape	2,500	(6)	*	-	-	*
Avutu Reddy	2,500	(6)	*	-	-	*
Directors and Executive Officers as a group (8 persons)	33,648		*	658,334	79.0%	55.8%
5% or Greater Stockholders:
AOS Holdings, LLC(7)	1,473,534		25.5%	-	-	6.3%
Feroz Syed (8)	5,625	(9)	*	175,000	21.0%	14.8%

* Indicates beneficial ownership of less than 1%.

(1) Each outstanding share of Class B common stock is convertible into 10 shares of Class A Common Stock.

(2) Percentage of total voting power represents voting power with respect to all of our Class A and Class B common stock, as a single class. Holders of our Class A Common Stock are entitled to one vote per share, whereas holders of our Class B common stock are entitled to 16.5 votes per share.

(3) Includes 2,400 shares of Class A Common Stock issuable upon exercise of warrants.

(4) Includes 2,400 shares of Class A Common Stock issuable upon exercise of warrants.

(5) Includes 2,400 shares of Class A Common Stock issuable upon exercise of warrants.

(6) Represents options to purchase 2,500 shares of Class A Common Stock. Excludes options to purchase 7,500 shares of Class A Common Stock.

(7) Denis Suggs is the Chief Executive Officer of AOS Holdings, LLC and in such capacity has the right to vote and dispose of the securities held by such entity. The address of AOS Holdings, LLC is 4310 Guion Road Indianapolis, Indiana 46254.

(8) The address for Feroz Syed is c/o Syra Health Corp., 1119 Keystone Way, N. Carmel, IN 46032.

(9) Includes 1,900 shares of Class A Common Stock issuable upon exercise of warrants.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 115,000,000 shares, consisting of 100,000,000 shares of Class A Common Stock, par value $0.001 per share, 5,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of August 14, 2024, there were 5,769,087 shares of Class A Common Stock, 833,334 shares of Class B common stock and no shares of preferred stock issued and outstanding.

The following description of our capital stock and provisions of our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

Class A Common Stock and Class B Common Stock

We have authorized Class A Common Stock and Class B common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A Common Stock and Class B common stock are entitled to share equally, identically, and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by us if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our Class A Common Stock are entitled to one vote for each share and holders of our Class B common stock are entitled to 16.5 votes per share, on all matters submitted to a vote of stockholders. The holders of our Class A Common Stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of our Class A Common Stock or Class B common stock to vote separately as a single class if (i) we were to seek to amend our Certificate of Incorporation to increase or decrease the aggregate number of authorized shares of such class or to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; or (ii) we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Conversion

Each outstanding share of Class B common stock will be convertible at any time at the option of the holder into 10 shares of Class A Common Stock. In addition, each share of Class B common stock will convert automatically into 10 shares of Class A Common Stock upon death of the holder thereof or any transfer, whether or not for value, except for certain permitted transfers described in our Certificate of Incorporation, including, but not limited to, trusts for the benefit of the stockholder, and partnerships, corporations and other entities owned by the stockholder.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A Common Stock or Class B common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

No Preemptive or Similar Rights

Our Class A Common Stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described above.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A Common Stock and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our Class A Common Stock and Class B common stock are, and the shares of our Class A Common Stock to be issued pursuant to this offering will be, fully paid and non-assessable.

Preferred Stock

Our board of directors have the authority, without further action by the stockholders, to issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A Common Stock and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Warrants

As of August 14, 2024, we have warrants to purchase up to 1,629,561 shares of Class A Common Stock outstanding with a weighted average exercise price of $6.38 per share.

Warrants to be Issued in this Offering

Series A Warrants

The material terms and provisions of the Series A Warrants are summarized below. This summary of some provisions of the Series A Warrants is not complete and is qualified in its entirety by the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrant.

Duration, Exercise Price and Form. Each Series A Warrant offered hereby will have an exercise price equal to $                  per share of Class A Common Stock. The Series A Warrants will be immediately exercisable upon issuance and may be exercised until the                anniversary of the original issuance date. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock. The Series A Warrants will be issued separately from the Class A Common Stock, Series B Warrants and the Pre-Funded Warrants, as the case may be, and may be transferred separately immediately thereafter. The Series A Warrants will be issued in certificated form only.

No Fractional Shares. No fractional shares of Class A Common Stock will be issued upon the exercise of Series A Warrants. Rather, the number of shares of Class A Common Stock to be issued will, at our election, either be rounded up or down, as applicable, to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exercise Limitation. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series A Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series A Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Series A Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding Class A Common Stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding Class A Common Stock, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series A Warrant will have the right to require us to repurchase its Series A Warrants at the Black-Scholes Value (as defined in the Series A Warrant); provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Series A Warrant that is being offered and paid to the holders of our Class A Common Stock in connection with the fundamental transaction.

Transferability. Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrants to us together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of the holders’ ownership of shares of Class A Common Stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our shares of Class A Common Stock, including any voting rights, until such Series A Warrant holders exercise their Series A Warrants.

Waivers and Amendments. The Series A Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Trading Market and Listing. There is no established trading market for the Series A Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Series A Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Warrants will be limited. The Class A Common Stock issuable upon exercise of the Series A Warrants is currently listed on The Nasdaq Capital Market.

Series B Warrants

The material terms and provisions of the Series B Warrants are summarized below. This summary of some provisions of the Series B Warrants is not complete and is qualified in its entirety by the form of Series B Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Series B Warrant for a complete description of the terms and conditions of the Series B Warrant.

Duration, Exercise Price and Form. Each Series B Warrant offered hereby will have an exercise price equal to $                 per share of Class A Common Stock. The Series B Warrants will be immediately exercisable upon issuance and may be exercised until the                  anniversary of the original issuance date. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock. The Series B Warrants will be issued separately from the Class A Common Stock, Series A Warrants and the Pre-Funded Warrants, as the case may be, and may be transferred separately immediately thereafter. The Series B Warrants will be issued in certificated form only.

No Fractional Shares. No fractional shares of Class A Common Stock will be issued upon the exercise of Series B Warrants. Rather, the number of shares of Class A Common Stock to be issued will, at our election, either be rounded up or down, as applicable, to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exercise Limitation. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series B Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series B Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Series B Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series B Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding Class A Common Stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding Class A Common Stock, the holders of the Series B Warrants will be entitled to receive upon exercise of the Series B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series B Warrant will have the right to require us to repurchase its Series B Warrants at the Black-Scholes Value (as defined in the Series B Warrant); provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Series B Warrant that is being offered and paid to the holders of our Class A Common Stock in connection with the fundamental transaction.

Transferability. Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of the Series B Warrants to us together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Series B Warrants or by virtue of the holders’ ownership of shares of Class A Common Stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our shares of Class A Common Stock, including any voting rights, until such Series B Warrant holders exercise their Series B Warrants.

Waivers and Amendments. The Series B Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Trading Market and Listing. There is no established trading market for the Series B Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Warrants will be limited. The Class A Common Stock issuable upon exercise of the Series B Warrants is currently listed on The Nasdaq Capital Market.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration, Exercise Price and Form. The Pre-Funded Warrants offered hereby will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable upon issuance and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Class A Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Class A Common Stock. The Pre-Funded Warrants will be issued separately from the Class A Common Stock, Series A Warrants and Series B Warrants, as the case may be, and may be transferred separately immediately thereafter. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the outstanding Class A Common Stock immediately after exercise; provided, however, that upon 61 days’ notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Cashless Exercise. At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding Class A Common Stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding Class A Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Class A Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Class A Common Stock to be issued will, at our election, either be rounded up or down, as applicable, to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on The Nasdaq Capital Market.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of Class A Common Stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our shares of Class A Common Stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Waivers and Amendments. The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent, or its designees, as compensation in connection with this offering, the Placement Agent Warrants to purchase up to 189,393 shares of Class A Common Stock. The Placement Agent Warrants will be exercisable immediately and will have substantially the same terms as the Series A Warrants and Series B Warrants described above, except that the Placement Agent Warrants will have an exercise price of $1.65 per share of Class A Common Stock (representing 125% of the assumed combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

Options

The Syra Health Corp. 2022 Omnibus Equity Incentive Plan permits us to issue restricted shares of Class A Common Stock, or to grant incentive stock options or nonqualified stock options, stock appreciation rights and restricted stock unit awards for the purchase of shares of Class A Common Stock, to employees, members of the board of directors and consultants. As of August 14, 2024, options to purchase up to 170,750 shares of Class A Common Stock were outstanding.

Exclusive Forum

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Certificate of Incorporation or our Bylaws to be effective upon completion of this offering, or (iv) any action asserting a claim against us, our directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, that the foregoing provisions shall not apply to suits brought to enforce any liability or duty created by the Securities Act or the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock are deemed to have notice of and consented to this provision.

Corporate Opportunities

Under our Certificate of Incorporation, to the fullest extent permitted by law, we will renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any non-employee director or any holder of our preferred stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of our Company or our subsidiaries (“Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of a Covered Person in their capacity as our director.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Board of Directors Vacancies

Our Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Stockholder Action; Special Meeting of Stockholders

Our Bylaws provide that our stockholders may not take action by written consent. Our Certificate of Incorporation further provide that special meetings of our stockholders may be called by a majority of the board of directors, the Chief Executive Officer, or the Chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. If we issue such shares without stockholder approval and in violation of limitations imposed by The Nasdaq Capital Market or any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

Stock Market Listing

Our Class A Common Stock is traded on The Nasdaq Capital Market under the trading symbol “SYRA.”

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated July 3, 2024 (the “Engagement Agreement”), we have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the shares of Class A Common Stock, Series A Warrants, Series B Warrants and Pre-Funded Warrants. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Class A Common Stock, the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. This is a reasonable best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing the securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of six months following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of Class A Common Stock, no subsequent equity sales for 60 days from the closing of this offering, subject to certain exceptions, and no variable rate financings for six months from the closing of this offering, subject to certain exceptions.

Delivery of the shares of Class A Common Stock, the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants offered hereby is expected to occur on or about                , 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds received in the offering for investors introduced to us by the Placement Agent and a cash fee equal to 3.0% of the aggregate gross proceeds raised in this offering from certain investors with whom we have a pre-existing relationship as well as a management fee equal to 1.0% of the gross proceeds raised in the offering. We will also pay the Placement Agent for non-accountable fees and expenses of up to $100,000, including reimbursement for legal fees and expenses and for its clearing expenses in an amount not to exceed $15,950.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, as compensation in connection with this offering, the Placement Agent Warrants to purchase up to that number of shares of our Class A Common Stock equal to 5.0% of the aggregate number of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon the exercise of the Pre-Funded Warrants ) issued in this offering at an exercise price of $1.65 per share of Class A Common Stock (equal to 125% of the assumed combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant). The Placement Agent Warrants will be exercisable upon issuance and will terminate on the five year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered by the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to the registration statement of which this prospectus forms a part.

The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the Company; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration under the Securities Act.

We estimate the total expenses of this offering paid or payable by us, exclusive of the Placement Agent’s cash fee of 7.0% of the aggregate gross proceeds and expenses, will be approximately $0.2 million. After deducting the fees due to the Placement Agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4.3 million (based on an assumed combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant of $1.32 which was the last reported sales price of our Class A Common Stock on Nasdaq on August 14, 2024).

The following table shows the per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant and total cash fees we will pay to the Placement Agent in connection with the sale of the Class A Common Stock, the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants pursuant to this prospectus.

	Per Share of Class A Common Stock and Accompanying Series A Warrant and Series B Warrant	Per Pre-Funded Warrant and Accompanying Series A Warrant and Series B Warrant	Total
Combined public offering price
Placement Agent’s fees
Proceeds to us, before expenses

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our Engagement Agreement with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Lock-up Agreements

We and each of our officers and directors have agreed to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Class A Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A Common Stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Right of First Refusal

We have granted the Placement Agent a right of first refusal, subject to an exception, for a period of six months following the closing of this offering, to act as sole book-running manager, sole underwriter or sole placement agent for each and every future debt financing or refinancing and public or private equity offering when we seek a book-running manager, underwriter or placement agent. Notwithstanding anything to the contrary contained in this paragraph, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described in this paragraph shall not have a duration of more than three years from the commencement of sales of the first offering or the termination date of the term of the Engagement Agreement.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, subject to certain exceptions, who with our written approval was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the eight month period following expiration or termination of the Engagement Agreement, subject to certain exceptions.

Other Relationships

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing and Transfer Agent

Our Class A Common Stock is listed on Nasdaq and trades under the symbol “SYRA.” The transfer agent for our Class A Common Stock is Pacific Stock Transfer Company. There is no established public trading market for the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants, and we do not plan on making an application to list the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants on Nasdaq, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as a placement agent, and should not be relied upon by investors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OUR CLASS A COMMON STOCK, SERIES A WARRANTS, SERIES B WARRANTS AND PRE-FUNDED WARRANTS

The following discussion is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of Class A Common Stock and Pre-Funded Warrants and accompanying Series A Warrants and Series B Warrants (the Series A Warrants and Series B Warrants being collectively referred to in this section as the “Warrants”) or components thereof, which we refer to collectively as the “Securities” for purposes of this section, issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the Securities.

This discussion is limited to holders that hold the Securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;
●	persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, synthetic security or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities or currencies;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), except to the extent specifically set forth below;
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell the Securities under the constructive sale provisions of the Code;
●	persons for whom our stock and Pre-Funded Warrants constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
●	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an “applicable financial statement” (as defined in the Code);
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
●	persons that own, or are deemed to own, more than 5% of our Common Stock (except to the extent specifically set forth below);
●	regulated investment companies or real estate investment trusts;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar; and
●	tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity for U.S. federal income tax purposes holds the Securities, the tax treatment of a partner in the partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor, the activities of the partnership or other pass-through entity and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) holding the Securities and the partners (or other investors) in such partnerships (or other pass-through entities) should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Allocation of Purchase Price

Each share of Class A Common Stock or Pre-Funded Warrant, as applicable, and accompanying Warrants issued pursuant to this offering will be treated for U.S. federal income tax purposes as an “investment unit” consisting of one share of our Class A Common Stock or Pre-Funded Warrant (which, as described below, should generally be treated as a share of our Class A Common Stock for U.S. federal income tax purposes), as applicable, and accompanying Warrants to purchase our Class A Common Stock. In determining their initial tax basis for the Class A Common Stock or Pre-Funded Warrant and the Warrants constituting an investment unit, holders of securities should allocate their purchase price for the investment unit between the Class A Common Stock or Pre-Funded Warrant, as applicable, and the Warrants on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise holders of the Securities with respect to this determination, and holders of the Securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the Class A Common Stock or Pre-Funded Warrant, as applicable, and the Warrants for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants

Although not free from doubt, a Pre-Funded Warrant should be treated as a share of our Class A Common Stock for U.S. federal income tax purposes, and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Class A Common Stock, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a Pre-Funded Warrant (except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Class A Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Class A Common Stock received upon exercise, increased by the exercise price of $0.001. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including alternative characterizations).

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of Class A Common Stock or Pre-Funded Warrants

Upon the sale, exchange or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described below under “Distributions”) of the Class A Common Stock or Pre-Funded Warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the Class A Common Stock or Pre-Funded Warrant. Such capital gain or loss will be long- term capital gain or loss if the U.S. holder’s holding period in such Class A Common Stock or Pre-Funded Warrant is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of shares of Class A Common Stock or Pre-Funded Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder will not be required to recognize income, gain or loss for U.S. federal income tax purposes upon exercise of a Warrant for its exercise price (except to the extent the U.S. holder receives a cash payment for a such fractional share that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale as described above under “Sale or Other Taxable Disposition of Class A Common Stock or Pre-Funded Warrants”). A U.S. holder’s tax basis in a share of Class A Common Stock received upon exercise of Warrants will be equal to the sum of (i) the U.S. holder’s tax basis in the Warrants exchanged therefor and (ii) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of Class A Common Stock received upon exercise will generally commence on the day after such U.S. holder exercises the Warrants.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the Class A Common Stock received generally would equal the U.S. holder’s tax basis in the Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the Class A Common Stock would be treated as commencing on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in such common warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. holder’s initial investment in the exercised Warrants (i.e., the portion of the U.S. holder’s purchase price for the investment unit that is allocated to the Warrants, as described above under “Allocation of Purchase Price”) and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Warrants.

Distributions

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A Common Stock or Pre-Funded Warrants (other than certain distributions of common stock), such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described above in the section above entitled “Sale or Other Taxable Disposition of Class A Common Stock or Pre-Funded Warrants”.

Constructive Dividends on Warrants or Pre-Funded Warrants

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants or Pre-Funded Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with an anti-dilution provisions of the Warrants or Pre-Funded Warrants, the exercise price thereof were decreased, that decrease may be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants or Pre-Funded Warrants, as applicable, to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances or other adjustments are made (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. In addition, a holder of a Warrant or Pre-Funded Warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of Class A Common Stock issuable upon exercise of the Warrants or Pre-Funded Warrants. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants or Pre-Funded Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) when such holder receives payments on the Class A Common Stock or Pre-Funded Warrants or Warrants (including constructive dividends) or receives proceeds from the sale or other taxable disposition of Class A Common Stock, Pre-Funded Warrants or Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
●	furnishes an incorrect taxpayer identification number;
●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain distributions of Class A Common Stock) on our Class A Common Stock or Pre-Funded Warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Class A Common Stock or Pre-Funded Warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Class A Common Stock, Pre-Funded Warrants or Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends (including constructive dividends) paid to a non-U.S. holder of our Class A Common Stock or Pre-Funded Warrants that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Class A Common Stock or Pre-Funded Warrants in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established and certifying under penalties of perjury that the non-U.S. holder is not a United States person, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. If a non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

See also the sections below titled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Exercise and Expiration of Warrants or Pre-Funded Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Warrants or Pre-Funded Warrants into shares of Class A Common Stock. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A Common Stock received.

The expiration of a Warrant will be treated as if the non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. Holder’s tax basis in the Warrants. However, a non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Sale or Other Disposition of Class A Common Stock, Pre-Funded Warrants or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of our Class A Common Stock, Pre-Funded Warrants or Warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);
●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
●	our Class A Common Stock, Pre-Funded Warrants or Warrants constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Prospective investors are encouraged to consult their tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

See the sections titled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Class A Common Stock, Pre-Funded Warrants or Warrants paid to foreign financial institutions or non-financial foreign entities.

Constructive Dividends on Warrants or Pre-Funded Warrants

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants or Pre-Funded Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants or Pre-Funded Warrants, the exercise price of the warrants were decreased, that decrease may be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants and Pre-Funded Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under Pre-Funded Warrants that references a dividend distribution on our Class A Common Stock would possibly be taxable to a non-U.S. Holder as described under “Distributions” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the Pre-Funded Warrants by withholding from other amounts due to the non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Class A Common Stock or Pre-Funded Warrants or Warrants we make to the non-U.S. holder (including constructive dividends with respect to Warrants and Pre-Funded Warrants), provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Class A Common Stock, Pre-Funded Warrants and Warrants to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Class A Common Stock, Pre-Funded Warrants or Warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Class A Common Stock, Pre-Funded Warrants or Warrants outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock, Pre-Funded Warrants or Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the rules and regulations promulgated thereunder (such Sections, rules and regulations commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Class A Common Stock, Pre-Funded Warrants or Warrants, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Class A Common Stock, Pre-Funded Warrants or Warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, withholding, certification and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct or indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, withholding, certification and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A Common Stock, Pre-Funded Warrants or Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS AND the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Haynes and Boone, LLP, New York, New York is acting as counsel for the Placement Agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Syra Health Corp. as of December 31, 2023 and 2022 incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in the registration statement or the accompanying exhibits and schedules. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

A copy of the registration statement and the accompanying exhibits and schedules and our annual reports, quarterly reports, current reports, and proxy and information statements any other document we file may be obtained on the website the SEC maintains that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Such filings are also available at our website at www.syrahealth.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the registration statement of which this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 25, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 9, 2024 and August 8, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 28, 2024 and June 18, 2024;

●	the portions of our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 24, 2024; and

●	the description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 28, 2023, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032, (463) 345-8950. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Up to 3,787,878 Shares of Class A Common Stock

Up to 3,787,878 Series A Warrants to Purchase up to 3,787,878 Shares of Class A Common Stock

Up to 3,787,878 Series B Warrants to Purchase up to 3,787,878 Shares of Class A Common Stock

Up to 3,787,878 Pre-Funded Warrants to Purchase up to 3,787,878 Shares of Class A Common Stock

Up to 189,393 Placement Agent Warrants to Purchase up to 189,393 Shares of Class A Common Stock

Up to 11,553,027 Shares of Class A Common Stock Underlying the Series A Warrants, Series B Warrants, Pre-Funded Warrants and Placement Agent Warrants

PRELIMINARY PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than the agency fees, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$2,261
FINRA filing fee	$2,797
Accounting fees and expenses	$18,000
Legal fees and expenses	$130,000
Miscellaneous	$453
Total	$153,511

Item 14. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our current directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

In addition, we carry general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the Company.

Item 15. Recent Sales of Unregistered Securities

2024

In February 2024, the Company issued warrants to purchase up to 130,789 shares of Class A Common Stock for gross proceeds of $850,129.

In March 2024, the Company issued 12,500 shares of Class A Common Stock for services.

2023

From January to April 2023, the Company issued accredited investors convertible promissory notes in the aggregate principal amount of $1,455,000.

2022

In 2022, the Company’s board of directors approved a recapitalization of the Company’s equity, effected as of May 3, 2022, pursuant to which the Company issued an aggregate of 833,334 shares of its Class B common stock in exchange for 83,334 shares of common stock pursuant to the recapitalization of the Company’s equity.

In May 2022, the Company issued an aggregate of 1,666,673 shares of its Class A common stock at a price of $0.60 per share for aggregate gross proceeds of $1,000,000.

From July 2022 to September 2022, the Company issued options to purchase up to an aggregate of 32,502 shares of the Company’s Class A common stock at an exercise price of $1.20 per share.

In August 2022, the Company issued an aggregate of 1,102,094 shares of its Class A common stock at a price of $1.20 per share for aggregate gross proceeds of $1,322,500.

II-2

In May 2022, the Company issued an aggregate of 800,002 shares of Class A common stock for services.

The foregoing offers, sales and issuances were exempt from registration under Rule 701 and Section 3(a)(9) and 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.2	Amendment to Amended and Restated Certificate of Incorporation dated October 6, 2022 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.3	Amendment to Amended and Restated Certificate of Incorporation dated May 30, 2023 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.5	Amendment to Amended and Restated Certificate of Incorporation dated August 28, 2023 (Incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
4.1	Specimen Stock Certificate evidencing the shares of Class A common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on May 4, 2023)
4.2*	Form of Series A Warrant
4.3*	Form of Series B Warrant
4.4*	Form of Pre-Funded Warrant
4.5*	Form of Placement Agent Warrant
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
10.1	Professional Services Contract dated as of May 4, 2021 by and between the Company and Indiana Family and Social Services Administration, NeuroDiagnostic Institute (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.2	Amendment No. 1 to Professional Services Contract by and between the Company and Indiana Family and Social Services Administration, NeuroDiagnostic Institute (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.3	Amendment No. 2 to Professional Services Contract by and between the Company and Indiana Family and Social Services Administration, NeuroDiagnostic Institute (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.4+	Form of Indemnification Agreement for Officers and Directors (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on May 4, 2023)
10.5+	Syra Health Corp. 2022 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.6+	Employment Agreement by and between the Company and Deepika Vuppalanchi dated April 15, 2021 (Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.7+	Amendment No. 1 to Employment Agreement by and between the Company and Deepika Vuppalanchi dated September 1, 2021 (Incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.8+	Amendment No. 2 to Employment Agreement by and between the Company and Deepika Vuppalanchi dated March 1, 2022 (Incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)

II-3

10.9+	Amendment No. 3 to Employment Agreement by and between the Company and Deepika Vuppalanchi dated October 18, 2022 (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.10	Professional Services Contract dated as of September 3, 2021 by and between the Company and Indiana Family and Social Services Administration, Division of Mental Health and Addiction (Incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.11	STVentures Lease Agreement dated July 1, 2021 by and between the Company and STVentures LLC (Incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.12	Commercial Lease Addendum dated May 1, 2022 by and between the Company and STVentures LLC (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.13+	Employment Agreement by and between the Company and Sandeep Allam dated February 29, 2022 (Incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.14+	Amendment No. 1 to Employment Agreement by and between the Company and Sandeep Allam dated October 18, 2022 (Incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.15+	Employment Agreement by and between the Company and Priya Prasad dated February 29, 2022 (Incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.16+	Amendment No. 1 to Employment Agreement by and between the Company and Priya Prasad dated May 27, 2022 (Incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.17+	Amendment No. 2 to Employment Agreement by and between the Company and Priya Prasad dated October 18, 2022 (Incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.18	Amendment No. 1 to Professional Services Contract dated as of April 25, 2023 by and between the Company and Indiana Family and Social Services Administration, Division of Mental Health and Addiction (Incorporated by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.19*+	Form of Option Agreement pursuant to Syra Health Corp. 2022 Omnibus Equity Incentive Plan
10.20*+	Form of Restricted Stock Award Agreement pursuant to Syra Health Corp. 2022 Omnibus Equity Incentive Plan
10.21*+	Form of Restricted Stock Unit Award Agreement pursuant to Syra Health Corp. 2022 Omnibus Equity Incentive Plan
10.22*	Form of Securities Purchase Agreement
10.23*	Commercial Lease Addendum by and between the Company and STVentures LLC
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement)
107*	Filing fee table

* Filed herewith.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II-4

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carmel, State of Indiana, on the 15th day of August, 2024.

SYRA HEALTH CORP.

By:	/s/ Deepika Vuppalanchi
Deepika Vuppalanchi
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deepika Vuppalanchi his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Deepika Vuppalanchi	Chief Executive Officer (Principal Executive Officer)	August 15, 2024
Deepika Vuppalanchi

/s/ Priya Prasad	Chief Financial Officer, Chief Operating Officer and Director	August 15, 2024
Priya Prasad	(Principal Financial and Accounting Officer)

August 15, 2024
Sandeep Allam	President and Chairman

/s/ Sherron Rogers	Director	August 15, 2024
Sherron Rogers

/s/ Andrew M. Dahlem	Director	August 15, 2024
Andrew M. Dahlem

/s/ Vijayapal R. Reddy	Director	August 15, 2024
Vijayapal R. Reddy

/s/ Ketan Paranjape	Director	August 15, 2024
Ketan Paranjape

/s/ Avutu S. Reddy	Director	August 15, 2024
Avutu S. Reddy

II-6